Press Release

UnitedAuto Group, Inc.
2555 Telegraph Rd.
Bloomfield Hills MI 48302-0954

Contact:	Roger Penske	Jim Davidson	Tony Pordon
	Chairman	Executive VP – Finance	Vice President –Investor Relations
	248-648-2400	201-325-3303	248-648-2540
		jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REPORTS RECORD SECOND QUARTER

Revenues Increase 12%

Same-Store Revenues Increase 3%

Net Income Increases 38% to $33.0 Million

Earnings Per Share Increases 22% to $0.71 Per Share

     BLOOMFIELD HILLS, MI, July 28, 2004 – UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced revenue of $2.5 billion and its 21st consecutive quarter of reporting record results.

     The Company’s record results were highlighted by a 3.2% increase in same-store retail revenues, which includes a 4.0% increase in new vehicle retail revenue, driven by the continued strong performance of its premium and luxury franchises, and a 9.5% increase in service and parts revenues. Net income for the quarter increased 38.3% to $33.0 million, or $0.71 per share, from $23.9 million, or $0.58 per share, in the prior year. Second quarter 2004 results include a $6.6 million ($4.0 million after tax), or $0.09 per share, gain resulting from the sale of an investment.

     For the six months ended June 30, 2004, revenues increased 17.8% to $4.8 billion. Net income for the year increased 41.5% to $53.2 million, or $1.19 per share, from $37.6 million, or $0.92 per share, in the prior year. Prior year results include the effect of $5.0 million after tax (including $3.1 million in the first quarter and $1.9 million in the second quarter), or $0.12 per share, of nonrecurring charges.

     Chairman Roger Penske commented, “I’m pleased with our performance, despite a challenging retail vehicle market in the United States during the quarter. In particular, the 9.5% same-store growth in our service and parts business demonstrates the benefit of our capital investment program and the resiliency of our business model. We will continue to make the necessary investment, both domestically and internationally, to foster future growth.”

     Including the completion of three Honda and two Acura acquisitions from the Stevens Group in the San Francisco Bay Area (expected to close in August), UnitedAuto will have acquired $600 million in net annualized revenue in 2004, meeting the Company’s acquisition target. Considering completed acquisitions, the expected performance of the business and the anticipation of higher interest rates, the Company currently estimates earnings per share in the range of $2.30 — $2.39 per share for the full year, which includes the effect of the $0.09 per share nonrecurring gain from the second quarter and is based on an estimated average of 45.6 million shares outstanding. Earnings per share in the third quarter are expected to be in the range of $0.61 — $0.63 per share, based on an estimated average of 46.6 million shares outstanding.

     UnitedAuto will host a conference call discussing financial results relating to second quarter 2004 on Wednesday, July 28, 2004 at 11 a.m. ET. To listen to the conference call, participants must dial (888) 423-3280 (International, please dial (651) 291-0344). The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

     About UnitedAuto

      UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 139 franchises in the United States and 103 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services. Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission, and which are incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.

Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Second Quarter
	2004	2003
New Vehicles	$1,400,597	$1,280,752
Used Vehicles	531,789	473,993
Finance and Insurance	53,322	52,670
Service and Parts	263,524	224,130
Fleet	34,382	36,527
Wholesale	175,013	123,666

Total Revenues	2,458,627	2,191,738
Cost of Sales	2,106,050	1,879,141

Gross Profit	352,577	312,597
SG&A Expenses	274,922	242,630
Depreciation and Amortization	9,109	7,538

Operating Income	68,546	62,429
Floor Plan Interest Expense	(11,182)	(11,412)
Other Interest Expense	(10,052)	(10,810)
Other Income	6,611	—

Income from Continuing Operations Before Minority Interests and Income Tax Provision	53,923	40,207
Minority Interests	(518)	(658)
Income Tax Provision	(20,923)	(15,883)

Income from Continuing Operations	32,482	23,666
Income from Discontinued Operations, Net of Tax	521	198

Net Income	$33,003	$23,864

Income from Continuing Operations Per Diluted Share	$0.70	$0.57

Diluted EPS	$0.71	$0.58

Diluted Weighted Average Shares Outstanding	46,565	41,176

UNITED AUTO GROUP, INC.

Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Six Months
	2004	2003
New Vehicles	$2,716,967	$2,357,317
Used Vehicles	1,056,742	898,546
Finance and Insurance	106,365	99,228
Service and Parts	523,007	430,458
Fleet	66,905	62,421
Wholesale	344,953	238,751

Total Revenues	4,814,939	4,086,721
Cost of Sales	4,118,114	3,498,736

Gross Profit	696,825	587,985
SG&A Expenses	551,837	463,262
Depreciation and Amortization	17,923	14,538

Operating Income	127,065	110,185
Floor Plan Interest Expense	(24,505)	(20,148)
Other Interest Expense	(20,817)	(21,092)
Other Income	6,611	—

Income from Continuing Operations Before Minority Interests and Income Tax Provision	88,354	68,945
Minority Interests	(828)	(1,051)
Income Tax Provision	(34,281)	(27,236)

Income from Continuing Operations	53,245	40,658
Loss from Discontinued Operations, Net of Tax	(38)	(3)

Income Before Cumulative Effect of Accounting Change	53,207	40,655
Cumulative Effect of Accounting change (a)	—	(3,058)

Net Income	$53,207	$37,597

Income from Continuing Operations Per Diluted Share	$1.20	$0.99

Diluted EPS before Cumulative Effect of Accounting change	$1.19	$0.99

Cumulative Effect of Accounting change on Diluted EPS	—	($0.07)

Diluted EPS	$1.19	$0.92

Diluted Weighted Average Shares Outstanding	44,548	40,994

UNITED AUTO GROUP, INC.

Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	6/30/04	12/31/03
Assets
Cash and Cash Equivalents	$19,797	$13,439
Accounts Receivable, Net	345,301	342,446
Inventories	1,263,132	1,166,756
Other Current Assets	52,213	43,090

Total Current Assets	1,680,443	1,565,731
Property and Equipment, Net	430,312	368,504
Intangibles	1,092,489	1,085,034
Other Assets	83,669	89,968
Assets of Discontinued Operations	2,351	27,944

Total Assets	$3,289,264	$3,137,181

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,186,086	$1,122,065
Accounts Payable and Accrued Expenses	386,388	347,098
Current Portion Long-Term Debt	981	8,574

Total Current Liabilities	1,573,455	1,477,737
Long-Term Debt	544,350	643,145
Other Long-Term Liabilities	164,806	168,111
Liabilities of Discontinued Operations	1,167	19,776

Total Liabilities	2,283,778	2,308,769
Stockholders’ Equity	1,005,486	828,412

Total Liabilities and Stockholders’ Equity	$3,289,264	$3,137,181

UNITED AUTO GROUP, INC.
Selected Data

	Second Quarter		Six Months
	2004	2003	2004	2003
Units
New Retail Units	45,140	43,932	87,261	81,305
Used Retail Units	22,631	23,039	45,289	43,508

Total Retail Units	67,771	66,971	132,550	124,813

Same-Store Retail Revenue
New Vehicles	$1,280,103	$1,230,960	$2,476,308	$2,298,338
Used Vehicles	448,486	455,012	896,524	873,636
Finance and Insurance	49,553	51,118	98,624	97,195
Service and Parts	236,094	215,536	469,665	419,456

Total Same-Store Retail Revenue	$2,014,236	$1,952,626	$3,941,121	$3,688,625

Same-Store Retail Revenue Growth
New Vehicles	4.0%	10.0%	7.7%	7.4%
Used Vehicles	(1.4%)	18.3%	2.6%	10.7%
Finance and Insurance	(3.1%)	20.3%	1.5%	16.3%
Service and Parts	9.5%	11.0%	12.0%	8.7%
Revenue Mix
New Vehicles	57.0%	58.4%	56.4%	57.7%
Used Vehicles	21.6%	21.6%	21.9%	22.0%
Finance and Insurance	2.2%	2.4%	2.2%	2.4%
Service and Parts	10.7%	10.2%	10.9%	10.5%
Fleet	1.4%	1.7%	1.4%	1.5%
Wholesale	7.1%	5.6%	7.2%	5.8%
Retail Gross Margin — by Product
New Vehicles	8.5%	8.4%	8.5%	8.4%
Used Vehicles	9.0%	9.3%	9.0%	9.3%
Finance and Insurance	100.0%	100.0%	100.0%	100.0%
Service and Parts	49.9%	48.0%	50.0%	48.0%
Gross Profit per Transaction
New Vehicles	$2,636	$2,459	$2,654	$2,444
Used Vehicles	2,117	1,908	2,107	1,916
Finance and Insurance	787	786	803	795

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Second Quarter		Six Months
	2004	2003	2004	2003
Brand Mix:
Toyota/Lexus	22%	22%	22%	22%
BMW	16%	13%	15%	13%
Mercedes	10%	10%	10%	10%
Honda/Acura	10%	12%	10%	12%
General Motors	9%	11%	9%	11%
Ford Premier Group	8%	7%	8%	8%
Chrysler	6%	7%	5%	7%
Nissan/Infiniti	4%	5%	4%	5%
Ford	4%	5%	4%	5%
Other	11%	8%	13%	7%

Debt to Total Capital Ratio	35%	51%	35%	51%

Adjusted EBITDA (a)	$73,084	$58,555	$127,094	$104,575
Rent Expense	$23,618	$20,277	$47,282	$39,647

(a)	Adjusted EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. While Adjusted EBITDA should not be construed as a substitute for income from continuing operations or as a better measure of liquidity than cash flows from operating activities, each of which is determined in accordance with U.S. GAAP, it is included in this press release to provide additional information regarding the amount of cash our business is generating. This measure may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of income from continuing operations before minority interests and income tax provision and Adjusted EBITDA:

	Second Quarter		Six Months
	2004	2003	2004	2003
Income from continuing operations before minority interests and income tax provision	$53.9	$40.2	$88.4	$68.9
Other interest expense	10.1	10.8	20.8	21.1
Depreciation and amortization	9.1	7.6	17.9	14.6

Adjusted EBITDA	$73.1	$58.6	$127.1	$104.6